RESTRICTED STOCK AWARD

         THIS AGREEMENT is entered into as of the day of , 1999 (the "Award Date"), by and between STORAGE USA, INC.(the "Company") and (the "Recipient").

         WHEREAS, the 1993 Omnibus Stock Plan (the "Plan") is intended to secure for the Company the benefits of the incentive inherent in common stock ownership by employees of the Company who are largely responsible for the Company's future growth and continued financial success, and to reward certain of its key employees with shares of the Company's stock ("Restricted Shares") subject to restrictions set forth herein and in Section 7 of the Plan; and

         WHEREAS, the Board of Directors of the Company has appointed a committee (the "Compensation Committee") which has the exclusive authority to determine the eligibility of employees to participate in the Plan; and

         WHEREAS, the Compensation Committee has determined that the Recipient named above shall be awarded restricted shares of the common stock of the Company subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, the Company and the Recipient hereby agree as follows:

         1. Restricted Stock Award. The Company hereby grants to the Recipient ________ Restricted Shares pursuant to the Plan and subject to the conditions and restrictions hereinafter set forth.

         2. Transfer Restrictions. Prior to the point in time when the Restricted Shares vest and become nonforfeitable (the "Restricted Period"), none of the Restricted Shares awarded pursuant to this Agreement (as adjusted for changes in the capital structure of the Company as provided in the Plan) may be sold transferred, pledged, hypothecated or otherwise encumbered. Such restrictions shall be noted upon any certificates issued to Recipient pursuant to this Agreement The Restricted Shares shall vest and become nonforfeitable as set forth below in this Section 2:

                    Conditions to Vesting                                        Amount Exercisable

Upon  the  continued  employment  of  the  Recipient  by  the      Cumulative  portion of the Restricted Shares which
Company through the date indicated below:                          vest and become nonforfeitable:
October 27, 1999 -------------------------- 20%                          or                                shares
                                                                            ------------------------------
October 27, 2000 -------------------------- 40%                          or                                shares
                                                                            ------------------------------
October 27, 2001 -------------------------- 60%                          or                                shares
                                                                            ------------------------------
October 27, 2002 -------------------------- 80%                          or                                shares
                                                                            ------------------------------
October 27, 2003 -------------------------  100%                         or                                shares
                                                                            ------------------------------

During the Restricted Period, subject to the vesting, forfeitability and transfer limitations described herein, the Recipient shall have the entire beneficial ownership and all rights and privileges of a shareholder with respect to the Restricted Shares awarded hereunder, including the right to receive dividends and the right to vote the Restricted Shares.

         3. Acceleration of Vesting. Notwithstanding anything herein to the contrary, the Restricted Shares shall immediately vest and become nonforfeitable in the event: (a) Recipient's employment by the Company is terminated by reason of the death or disability (as such term is defined in the Plan) of Recipient; or (b) the Company undergoes a "change in control" (as such term is defined in the Plan).

         4. Retention of Restricted Shares by Company. Upon issuance of the Restricted Shares, such shares shall be delivered to, and retained by, the Treasurer of the Company for the Recipient's account pending expiration of the Restricted Period.

         5. Forfeiture of Restricted Shares. In the event of termination of employment of the Recipient with the Company for any reason other than Recipient's death or disability, all rights, title and interest of the Recipient in and to the Restricted Shares shall thereupon be forfeited, the Restricted Shares, to the extent such ownership of such Restricted Shares has not vested in Recipient, shall forthwith be canceled and restored to the status of authorized but unissued capital stock of the Company, and the Company shall have no further obligation to the Recipient with respect thereto.

         6. Lapse of Restrictions. At such time as Recipient satisfies the vesting criteria set forth in Section 2 or vesting is accelerated pursuant to
Section 3, the restrictions set forth in this Agreement shall lapse and the Treasurer of the Company shall promptly deliver to the Recipient the shares of the Company's common stock awarded hereunder, free and clear of any restriction or legend with respect thereto.

         7. Withholding Tax. As provided in Section 13 of the Plan, the Company shall have the right to withhold with respect to any taxes required by law to be withheld because of the award or any election made by the Recipient with respect thereto.

         8. Representation and Covenant of Recipient. The Recipient does hereby represent that (a) he has no present intention to transfer, sell or otherwise dispose of the Restricted Shares, except as permitted by the Plan and in compliance with applicable securities laws and (b) the Restricted Shares are received pursuant to the terms, provisions and conditions of the Plan and this Agreement, to all which the Recipient does expressly assent.

         9. Status of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company , its successors and assigns and the Recipient and his or her heirs, executors, administrators and legal representatives. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended except by written instrument signed by both parties. This Agreement will be construed in accordance with and governed by the laws of the State of Tennessee.

         10. Incorporation of Plan by Reference. The Restricted Shares are being issued pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Agreement shall in all respects be interpreted in accordance with the Plan. The Compensation Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                            STORAGE USA, INC.

                                            By:
                                               --------------------------------

                                            Title:
                                                  -----------------------------

                                            RECIPIENT

                                            -----------------------------------